Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Hasbro, Inc.:

We consent to the incorporation by reference in the Registration Statements Nos. 333-34282, 333-110000, 333-110001, 333-110002, 333-129618, 333-147109, 333-162762, 333-170355 and 333-190377 on Form S-8 and Nos. 33-41548, 333-44101, 333-82077, 333-83250, 333-46986, 333-103561, 333-145947 and 333-195789 on Form S-3 of Hasbro, Inc. of our reports dated February 22, 2017 with respect to the consolidated balance sheets of Hasbro, Inc. and subsidiaries as of December 25, 2016 and December 27, 2015, and the related consolidated statements of operations, comprehensive earnings, cash flows, and shareholders’ equity and redeemable noncontrolling interests for each of the fiscal years in the three-year period ended December 25, 2016, and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 25, 2016, which reports appear in the December 25, 2016 annual report on Form 10-K of Hasbro, Inc.

/s/ KPMG LLP

Providence, Rhode Island

February 22, 2017